UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2008

SPARTAN MOTORS, INC
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-13611 (Commission File Number)	38-2078923 (IRS Employer Identification no.)

1000 Reynolds Road Charlotte, Michigan (Address of principal executive offices)	48813 (Zip Code)

Registrant's telephone number,
including area code:  (517) 543-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

          On July 24, 2008, Spartan Motors, Inc. (the "Company") issued a press release concerning its financial results for the quarter ended June 30, 2008. The press release is attached to this Form 8-K as Exhibit 99.1 and is here incorporated by reference. Exhibit 99.1 is furnished to, and not filed with, the Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On July 22, 2008 the Board of Directors of the Company increased the size of the Board from seven to eight members and appointed Richard R. Current to the Board. Mr. Current is the Vice President & Chief Financial Officer of Neogen Corporation. The Board appointed Mr. Current to the class of directors with terms expiring at the annual meeting of shareholders in 2011. Mr. Current will serve as a member of the Audit Committee.

          There are no arrangements or understandings between Mr. Current and any other person pursuant to which he was selected as a director, nor are the any transactions in which Mr. Current has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Current will receive the standard compensation arrangements for the Company's non-employee directors, including an annual retainer, meeting fees, and share-based compensation.

          The Company issued a press release announcing Mr. Current's appointment to the Board of Directors. The full text of the press release is attached as Exhibit 99.2 to this report. Exhibit 99.2 is furnished to, and not filed with, the Commission.

Item 7.01	Regulation FD Disclosure.

          On July 24, 2008, the Company issued a press release announcing that the Board of Directors has authorized a share repurchase program. The press release is attached to this Form 8-K as Exhibit 99.3. Exhibit 99.3 is furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated July 24, 2008.

99.2	Press Release dated July 24, 2008.

99.3	Press Release dated July 24, 2008.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Date: July 24, 2008	By /s/ James W. Knapp
James W. Knapp Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Spartan Motors, Inc. Press Release dated July 24, 2008.

99.2	Spartan Motors, Inc. Press Release dated July 24, 2008.

99.3	Spartan Motors, Inc. Press Release dated July 24, 2008.